Exhibit 10.2

FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $2,450.00 HAS BEEN PAID OR WILL BE PAID DIRECTLY TO THE FLORIDA DEPARTMENT OF REVENUE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE ACCEPTABLE TO MAKER, IS AVAILABLE.

AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: $700,000.00 Issuance Date: October 28, 2022

FOR VALUE RECEIVED, SeaStar Medical, Inc., a Delaware corporation (“Maker”), promises to pay to the order of LM Funding America, Inc., a Delaware corporation, or its successors and assigns (“Payee”), the principal sum of Seven Hundred Thousand U.S. Dollars ($700,000.00), with interest thereon as set forth herein, in accordance with the terms and conditions of this Promissory Note (this “Note”).

This Note amends, restates and supersedes in its entirety, and is given as a replacement for, and not in satisfaction of or as a novation with respect to that certain Promissory Note, dated September 9, 2022, made by Maker in favor of Payee in the original principal amount of $700,000.

1.
Interest. Simple interest shall accrue on the outstanding principal amount hereof from the issuance date of this Note until paid in full at a per annum rate equal to Seven Percent (7.0%) (or, if less, the maximum interest rate allowed by applicable law), subject to Section 9 hereof. Interest shall be computed on the basis of a 365-day year, counting the actual number of days elapsed. Any payment by Maker of any interest amount in excess of that permitted by applicable law shall be applied to the principal of this Note without prepayment premium or penalty.
2.
Repayment. The principal amount hereof, together with all accrued and unpaid interest thereon and all other amounts owing from Maker to Payee hereunder, shall be due and payable on October 30, 2023 (the “Maturity Date”), subject to Section 3 and Section 9 hereof. All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Note may be prepaid at any time by Maker without prepayment premium or penalty. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day (as defined below), such payment shall be due on the next succeeding Business Day.
3.
Mandatory Prepayment. Notwithstanding Section 2 above, in the event that Maker shall receive any cash proceeds from a debt or equity financing transaction (including, for the avoidance of doubt, as a result of any prepaid forward agreements or upon consummation of any equity or debt financing(s)) prior to the Maturity Date, (each, a “Future Cash Payment”), then Maker shall be required to prepay the indebtedness evidenced by this Note in an amount equal to Five Percent (5%) of the gross amount of such Future Cash Payment within three (3) Business Day of the payment thereof. However, the preceding sentence shall not apply to the first Five Hundred Thousand Dollars ($500,000) of Future Cash Payments received by Maker (the “Exempt Future Cash Payment”). For the avoidance of doubt, the Exempt Future

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Cash Payment reflects the total aggregate dollar amount that is exempt from the provisions of this Section 3 and does not represent a per transaction exemption.
4.
Application of Payments. All payments received by Payee from Maker hereunder shall be applied in the following priority: first, to the payment of any expenses due to Payee pursuant to the terms of this Note; second, to the payment of interest accrued and unpaid on this Note; and thereafter, to the payment of the principal amount hereof.
5.
[Intentionally Left Blank]
6.
Representations and Warranties. Maker hereby represents and warrants to Payee as of the date hereof as follows:
(a)
Maker is a corporation duly formed, validly existing and in good standing under the laws of the state of Delaware and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted;
(b)
Maker does not have any direct or indirect subsidiaries and Maker does not hold, directly or indirectly, any equity securities or other interests in any other person;
(c)
Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder;
(d)
the execution and delivery of this Note by Maker and the performance of its obligations hereunder have been duly authorized by all necessary action in accordance with all applicable laws;
(e)
Maker has duly executed and delivered this Note;
(f)
no consent or authorization of, filing with, notice to or other act by, or in respect of, any person, including any governmental authority, is required in order for Maker to execute, deliver, or perform any of its obligations under this Note; and
(g)
the Note is a valid, legal and binding obligation of Maker, enforceable against Maker in accordance with its terms.
7.
Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, Maker shall:

(a)
(i) preserve, renew and maintain in full force and effect its corporate or organizational existence, and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business;

(b)
comply in all material respects with (i) all of the terms and provisions of its organizational documents, (ii) its obligations under its contracts and agreement (except as otherwise provided in Section 8 below or otherwise in contravention of the provisions of this Note); and (iii) all laws of applicable to it and its business;

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(c)
pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (except as otherwise provided in Section 8 below or otherwise in contravention of the provisions of this Note);

(d)
provide written notice to Payee immediately upon its receipt of notice of the same, of all material actions, suits and proceedings before any court or governmental entity, to which Maker is subject;

(e)
as soon as possible, and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify Payee in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default; and

(f)
upon the request of Payee, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be reasonably necessary or advisable to carry out the intent and purposes of this Note.

8.
Negative Covenants. Until all amounts outstanding under this Note have been paid in full, Maker, without the prior written consent of Payee (which may be withheld, delayed or conditioned in Payee’s sole discretion), shall not:

(a)
incur, create, assume or suffer to exist any lien, mortgage, pledge, security interest, claim, encumbrance, charge or restrictions of any kind on any assets of Maker;

(b)
incur, create or assume any Debt that is senior to this Note;

(c)
merge or consolidate into another entity;

(d)
assign, sell, convey, dispose of or otherwise transfer any material assets of Maker or any beneficial interest therein;

(e)
make any distributions to its stockholders;

(f)
acquire, directly or indirectly, any equity securities, other interests or businesses of any other person;

(g)
engage in any material transaction outside of the ordinary course of its business;

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(h)
enter into, amend or waive any material right under any material agreement or contract to which Maker is a party;

(i)
materially amend its organizational documents; or

(j)
materially alter the nature or focus of its business.

“Debt” shall mean, at any time, all obligations of Maker: (i) for borrowed money or with respect to deposits or advances of any kind, other than deposits or advances received by Maker for services to be rendered or goods to be sold in the ordinary course of business, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) for the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (iv) under conditional sale or other title retention agreements relating to property purchased by Maker, except those incurred in the ordinary course of business, (v) with respect to interest rate or currency protection agreements, (vi) under a lease that is required to be capitalized for financial reporting purposes in accordance with U.S. generally accepted accounting principles, (vii) for the face amount of all letters of credit and all drafts drawn thereunder; (viii) as an account party in respect of bankers’ acceptances, (ix) relating to the obligations of any other person that are secured by property or assets of Maker; or (x) relating to any guarantee issued by Maker.

9.
Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” by Maker under this Note:

(a)
any representation or warranty made or deemed made by Maker to Payee herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made;

(b)
Maker fails to timely make any payment of principal due hereunder;

(c)
Maker fails to timely make any payment of interest due hereunder, and such failure remains uncured for a period of five (5) Business Days beyond the occurrence of such failure;

(d)
Maker fails to observe or perform any other covenant, obligation, condition or agreement contained in this Note, and such failure remains uncured for a period of thirty (30) days (i) beyond the occurrence of such failure in the event that such failure is material and cannot have been reasonably known to the Payee and no notice was given to the Payee or (ii) if timely notice shall have been given to the Payee in accordance with the terms herein, after written notice to Payee;

(e)
Makes, incurs, creates or assumes any Debt that is senior to this Note;

(f)
Maker asserts that the Payee’s rights provided herein are invalid or unenforceable, in whole or in part;

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(g)
Maker shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for itself or a substantial portion of its assets;

(h)
any involuntary petition is filed against Maker under any bankruptcy law, rule, regulation, statute or ordinance

(i)
Maker shall commence any proceeding under any bankruptcy, insolvency, dissolution, termination or liquidation law or statute of any jurisdiction;

(j)
Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due;

(k)
there shall occur any event or condition which gives a creditor the right to accelerate or which automatically accelerates the maturity of any indebtedness of Maker;

(l)
one or more material judgments or decrees shall be entered against Maker and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(m)
[Intentionally Omitted].

From and after the occurrence of an Event of Default, (i) the unpaid principal balance of this Note and all interest thereon shall be immediately due and payable, and (ii) interest thereon shall accrue at the rate of Fifteen Percent (15%) per annum. The rights and remedies of Payee under this Section shall be cumulative and shall be in addition to any other rights and remedies that Payee may have under any other agreement, or at law or in equity.

10.
Waivers. Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

11.
Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional

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makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

12.
Notices. All notices, statements, documents or other communications required or contemplated to be delivered hereunder shall be in writing and: (i) delivered personally or sent by first class registered or certified mail or overnight courier service to the applicable address(es) provided below; (ii) sent by facsimile to the applicable number(s) provided below, with confirmation of delivery received by sender; or (iii) sent by electronic mail, to the applicable electronic mail address(es) provided below, so long as no indication of delivery failure is received by sender. All such communications so transmitted shall be deemed to have been given: (x) on the day of delivery, if delivered personally; (y) on the third Business Day following sending, if sent by first class registered or certified mail; or (z) on the Business Day following sending, if sent by overnight courier service, or by facsimile with confirmation of delivery received, or by electronic mail with no indication of delivery failure received. The parties’ contact information is as follows:

If to Payee, to: LM Funding America, Inc. 1200 West Platt Street, Suite 100 Tampa, FL 33606 Attn: Bruce M. Rodgers Email: bruce@lmfunding.com	with a copy (which shall not constitute notice) to: Foley & Lardner LLP 100 N. Tampa Street, Suite 2700 Tampa, FL 33602 Attn: Curt Creely Email: ccreely@foley.com
If to Maker, to: SeaStar Medical, Inc. 3513 Brighton Blvd., Suite 410 Denver, CO 80216 Attn:_____________ Fax:______________ Email: ____________

13.
Governing Law and Jurisdiction. This Note is governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles. Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought by Payee in a state or federal court located in the State of New York, and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this paragraph shall affect the right of Payee to (i) commence legal proceedings or otherwise sue Maker in any other court having jurisdiction over Maker, or (ii) serve process upon Maker in any manner authorized by the laws of any such jurisdiction. Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in this paragraph and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

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14.
Severability; Usury Laws. If any provision of this Note or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. Any invalid, illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Note will then be fully enforceable. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance at a rate which could subject Maker or Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate.
15.
Loss, Theft, Destruction or Mutilation of Note. Upon receipt of notice to Maker of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from Payee to Maker, Maker shall issue a new Note to Payee with identical terms as this Note in replacement of this Note.

16.
Extension of Time. No extension of time for payment of any amounts due under this Note nor any waiver of any provision of this Note shall release, modify or otherwise affect Maker’s liability for the payments due under this Note.

17.
Further Assurances. Promptly upon the request of Payee, Maker shall do, execute, acknowledge, deliver, record, file and register any and all such further acts, deeds, mortgages, assignments, financing statements and continuations thereof, certificates, assurances and other instruments as Payee, may reasonably require from time to time in order to (A) carry out more effectively the purposes of this Note, (B) maintain the priority of Payee’s rights hereunder, and (C) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Payee, the rights granted or now or hereafter intended to be granted to Payee under this Note or under any other instruments executed in connection with this Note.

18.
Reasonable Expenses. Maker shall reimburse Payee on demand for all reasonable costs, expenses and fees (including the reasonable expenses and fees of its counsel) incurred by Payee in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note and the enforcement of Payee’s rights hereunder.

19.
Entire Agreement. This Note constitutes the entire agreement of the parties with respect to the matters set forth herein. All prior agreements, understanding and arrangements among the parties with respect to the subject matter hereof are hereby superseded by this Note and of no further force or effect.

20.
No Strict Construction. This Note has been reviewed by the parties and is being entered into among competent persons, who are experienced in business. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.

21.
Assignment. This Note and the rights and obligations hereunder may not be assigned or delegated, in whole or in part, by Maker except with the prior written consent of Payee (which may be

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withheld, delayed or conditioned in Payee’s sole discretion). Subject to the foregoing, this Note shall inure to the benefit of and be binding upon the heirs, successors and permitted assigns of Maker and Payee. This Note is for the sole benefit of the parties and their heirs, successors and permitted assigns.

22.
No Third-Party Beneficiaries. Except as provided in Section 21, this Note is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

23.
Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

24.
Counterparts; Facsimile Signatures. This Note may be executed in multiple counterparts, including by facsimile, pdf or other electronic document transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
25.
Certain Definitions.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which the Fedwire Funds Service, operated by the United States Federal Reserve Banks, is closed or (iii) a day on which banks are authorized or required to close in New York, NY.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

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IN WITNESS WHEREOF, the undersigned Maker has caused this Amended and Restated Promissory Note to be duly executed and delivered as of the date first set forth above.

SEASTAR MEDICAL, INC.

By: /s/Eric Schlorff

Name: Eric Schlorff
Title: Chief Executive Officer

Acknowledged and agreed as of the date first set forth above:

LM FUNDING AMERICA, INC.

By: /s/Bruce M. Rodgers

Name: Bruce M. Rodgers

Title: Chief Executive Officer